SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

4th Notice

Special Request---Urgent Proxy Information---Please cast your vote now!

The Special Shareholder Meeting for your fund scheduled for February 14, 2001 was adjourned to March 14, 2001 because of insufficient shareholder response to the recent proxy mailings.

A package of proxy material was sent to you in January. This package contained a proxy statement, a cover letter, a business reply envelope and a proxy ballot.

Enclosed here is a duplicate proxy ballot and a business reply envelope, please call Fidelity at 1-800-544-3198 if you would like to receive another proxy statement.

In order to hold the Special Shareholder Meeting now scheduled for March 14, 2001, at least 50.01% of fund shareholders must vote on the important proposals that affect your fund.

Your vote is important, no matter how large or small your holdings may be.

If you have not done so already, please cast your vote today.

To Vote By Phone

Please call our proxy solicitor, D.F. King & Co., Inc. toll-free at:

1 -(800) -848-3155, 8 AM -8 PM, Monday - Friday, Eastern Time.

To Vote By Touch-Tone Phone

See the instructions on your proxy ballot enclosed.

To Vote By Fax

Please fax the front and back of your signed proxy card to our proxy tabulator at

1-888-451-8683.

To Vote By Mail

Please mail your signed proxy card in the enclosed envelope right away no matter how many shares of the fund you own.

Remember, voting is quick and easy. Everything you need is enclosed.

Please accept our thanks in advance, for your prompt attention to this matter.

Sincerely,

/s/Edward C. Johnson 3d

Chairman and Chief Executive Officer